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                                                                  EXHIBIT 10(kk)

12/9/97
                      FIRST AMENDMENT TO CONTRACT OF SALE

     FIRST AMENDMENT TO CONTRACT OF SALE made as of December 10, 1997, between COMPUCOM SYSTEMS, INC., a Delaware corporation ("Seller"), and MACFARLAN REALTY PARTNERS, L.L.C., a Texas limited liability company ("Purchaser").

                                   RECITALS

     A. The Seller and the Purchaser are parties to a contract of sale (10100 North Central Expressway, Dallas, TX) dated effective October 23, 1997 (the "Original Contract of Sale").

     B. The parties have agreed to amend the Original Contract of Sale to make a number of changes including extending the inspection period, increasing the earnest money deposit, changing the closing date, adjusting the purchase price and providing for Seller financing, all as hereinafter set forth.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1. DEFINITIONS. The defined terms used herein shall have the same meanings as provided therefor in the Original Contract of Sale, unless the context hereof otherwise requires or provides. The term "Contract" means the Original Contract of Sale as amended by this First Amendment to Contract of Sale and as the same may hereafter be amended from time to time.

     2. AMENDMENTS TO ARTICLE III. Article III of the Original Contract of Sale is hereby amended as follows:

          (a) Section 3.1 is hereby amended to read in its entirety as follows:

                 3.1 Purchase Price. The Purchase Price shall be Nine Million Eight Hundred Thousand Dollars ($9,800,000).

          (b) Section 3.2 is hereby amended by changing "One Hundred Thousand and No/100 Dollars ($100,000)" to "One Hundred Fifty Thousand and No/100 Dollars ($150,000)" on the seventh and eighth lines thereof.

          (c) Section 3.3 is hereby amended to read in its entirety as follows:

                 3.3 Payment of Purchase Price. The Purchase Price shall be payable to Seller through the Title Company as follows:

                        (a) $1,960,000 in cash or other immediately available United States Federal funds at Closing. The Earnest Money Deposit shall be delivered to Seller and applied as a credit against the Purchase Price.

                        (b) Delivery at Closing of Purchaser's promissory note (the "Note") made payable to the order of Seller in the original principal sum of $7,840,000


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              dated the Closing Date. The Note shall bear interest at the rate of 6.8% per annum and shall be due and payable in one installment of principal and interest on October 31, 1998, and shall be in such form as is satisfactory to Seller. The Note shall be secured by a first and superior lien against the Property pursuant to the terms of a deed of trust and collateral assignment of rents ("Deed of Trust") from Purchaser, to Frederick J. Fowler, as Trustee for the use and benefit of Seller, which Deed of Trust shall contain provisions prohibiting the sale and the placing of subordinate liens against the Property without Purchaser's consent and which shall be in such form as is satisfactory to Seller.

     3. TERMINATION OF INSPECTION PERIOD. The parties agree that (a) the Inspection Period has expired, (b) Purchaser has accepted the condition of the Property, (c) Purchaser's right to terminate the Original Contract of Sale pursuant to Section 5.1 thereof has been waived, and (d) the Earnest Money Deposit is non-refundable in any event other than Seller's default or Purchaser's termination of the Original Contract of Sale pursuant to the provisions of Section 4.4 thereof. Upon the execution of this First Amendment to Contract of Sale, Purchaser shall deposit the remaining $100,000 of the Earnest Money Deposit with the Title Company.

     4. AMENDMENTS TO ARTICLE IX. Article IX of the Original Contract of Sale is hereby amended as follows:

          (a) Section 9.1 is hereby amended to read in its entirety to read as follows:

              9.1 Date and Place of Closing. The Closing shall take place in the offices of the Title Company. The Closing Date shall be on December 30, 1997. By mutual written agreement, Seller and Purchaser may select an earlier or later date as the Closing Date.

          (b) Section 9.2(b)(ii) is hereby amended to read in its entirety as follows:

              (ii) the original of the Note and the original of the Deed of Trust fully executed by Purchaser and accompanied by one or more UCC-1 financing statements and the opinion of Messrs. Haynes and Boone, LLP, counsel for Purchaser, as to the power and authority of Purchaser to execute, deliver and perform the Note and the Deed of Trust and as to the enforceability of the Note and the Deed of Trust against Purchaser.

          (c) Section 9.2(b)(iv) is hereby amended to read in its entirety as follows:

              (iv) a mortgagee policy of title insurance in the maximum amount of the Note insuring that the Deed of Trust constitutes a valid lien against the Property subject only to those exceptions and encumbrances which Seller approves, in a form acceptable to Seller.

          (d) Section 9.3(e) is hereby amended by adding the phrase "(other than the Note and Deed of Trust)" after the word "Property" on the first line thereof.

          (e) Section 9.5 is hereby amended by adding the following sentence as the fourth sentence in such section:


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          Purchaser is responsible for paying the cost of the entire premium for the mortgagee policy of title insurance, including the additional premium for modification of the "survey exception".

     5. AUTHORITY. Each party represents that it has full power and authority to execute, deliver and carry out the terms and provisions of this First Amendment to Contract of Sale and that all necessary and appropriate corporation action has been taken in order to authorize the transactions contemplated by this First Amendment to Contract of Sale.

     6. NO FURTHER AMENDMENTS. Except as previously amended in writing or as hereby amended, the Original Contract of Sale shall remain unchanged and all provisions shall remain fully effective between the parties.

     7. LIMITATION ON AGREEMENTS. The agreements and amendments set forth herein are limited precisely as written and shall not be deemed (a) to be a waiver or waivers of or a consent or consents to or an amendment of any other term or condition in the Original Contract of Sale, or (b) to prejudice any right to rights which either party now has or may have in the future under or in connection with the Original Contract of Sale.

     8. COUNTERPARTS. This First Amendment to Contract of Sale may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and either of the parties to this First Amendment to Contract of Sale may execute this First Amendment to Contract of Sale by signing any counterpart.

     9. ENTIRE AGREEMENT. This First Amendment to Contract of Sale, together with the Original Contract of Sale, embodies the entire agreement between the parties and supersedes all prior agreements and understandings, if any, relating to the Property.

     IN WITNESS WHEREOF, the parties have executed this First Amendment to Contract of Sale to be effective for all purposes as of the date and year first above written.

                                        SELLER:

                                        COMPUCOM SYSTEMS, INC.


                                        By /s/ M. LAZANE SMITH
                                          --------------------------------------
                                          M. Lazane Smith
                                          Senior Vice President of Finance
                                          Chief Financial Officer

                                        BUYER:

                                        MACFARLAN REALTY PARTNERS, L.L.C.


                                        By /s/ JOHN L. JENKINS
                                          --------------------------------------
                                          John L. Jenkins
                                          President


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